EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into by and between Microlog Corporation (the "Company") and Steven R. Delmar as of April 1, 2000.

1.       POSITION AND DUTIES:

         The Company shall employ Steven R. Delmar as its Co-President, Sales and Marketing, reporting to the Board of Directors, effective on April 1, 2000.

         As Co-President, Sales and Marketing, Mr. Delmar agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position that may be assigned to Mr. Delmar from time to time by the Board of Directors.

2.       TERMS OF EMPLOYMENT:

         Mr. Delmar's employment with the Company pursuant to this Agreement is for no specified term, and may be terminated by Mr. Delmar, or the Company at any time with or without cause. Upon the termination of Mr. Delmar's employment, neither he nor the Company shall have any further obligation or liability to the other, except as set forth in paragraphs 7 below.

3.       COMPENSATION:

         The Company shall compensate Mr. Delmar for his services as follows:

         (a)      SALARY:

                  Mr. Delmar shall be paid a semi-monthly salary of $7,291.67 ($175,000.00) on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed annually and may be revised as determined appropriate by the Board of Directors.

         (b)      BENEFITS:

                  Mr. Delmar shall have the right, on the same basis as other executives of the Company, to participate in and to receive benefits under any of the Company's employee benefits plans as offered from time to time, including the medical, dental, life and disability group plans. Mr. Delmar shall also be entitled to participate in the 401 (k) Plan maintained by the Company in accordance with its terms. In addition, Mr. Delmar shall be entitled to the benefits afforded to other executives under the Company's PTO and holiday policies.

         (c)      SUPPLEMENTAL INSURANCE:

                  Mr.  Delmar  shall  be  entitled  to  supplemental   insurance
                  benefits to a maximum of $7,500.00 per year.

         (d)      CAR ALLLOWANCE:

                  Mr. Delmar shall receive a monthly car allowance of $700.00, payable the first paycheck of each month, in accordance with current company practice.

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         (e)      BUSINESS EXPENSES:

                  Mr. Delmar shall be reimbursed for all reasonable direct, out-of-pocket business expenses incurred by him in connection with his employment upon timely submission of receipts and other documentation as required by the Code and in accordance with the normal expense reimbursement policies of the Company.

4.       STOCK OPTIONS:

         Mr. Delmar shall be entitled to stock options as awarded at the discretion of the Compensation Committee of the Board of Directors.

5.       BONUSES:

         Mr. Delmar shall be entitled to executive bonuses in accordance with the terms of each Executive Bonus Plan approved by the Board of Directors during or with respect to each year of continued employment.

6.       BENEFITS UPON VOLUNTARY TERMINATION:

         In the event that Mr. Delmar voluntarily resigns from his employment with the Company, or in the event that Mr. Delmar's employment terminates as a result of his death or disability, Mr. Delmar shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of his termination.

7.       BENEFITS UPON OTHER TERMINATION:

         Mr. Delmar agrees that the Company may terminate his employment at any time, with or without cause. In the event of the termination of Mr. Delmar's employment by the Company for the reasons set forth below, he shall be entitled to the following:


         (a)      TERMINATION FOR CAUSE:

                  If Mr. Delmar's employment is terminated by the Company for cause as defined below, Mr. Delmar shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 through the date of his termination.

                  For purpose of this Agreement, a termination "for cause" occurs if Mr. Delmar is terminated for any of the following reasons involving willful and intentional conduct:

         (i) theft, dishonesty, or falsification of any employment or Company record;
         (ii) improper disclosure of the Company's confidential or proprietary information;
         (iii) any intentional act by Mr. Delmar which has a material detrimental effect on the Company's reputation or business; or
         (iv) any material breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

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         (b)      TERMINATION FOR OTHER THAN CAUSE:

         If the Company terminates Mr. Delmar's employment for any reason other than "cause", Mr. Delmar shall be entitled to the following separation benefits:

         (i) In the event that Mr. Delmar is terminated, other than for "cause", he will continue to receive his base salary for a period of nine (9) months from his termination date.

         (iii) The Company will pay Mr. Delmar's COBRA premium for health coverage for the salary continuation period described in subsection (i) above.

8.       CHANGE IN CONTROL:

         In the event that the Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and the Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement. Should Mr. Delmar choose to terminate his employment following a "change in control", he shall be entitled to the separation benefits per section (7) (b) above.

9.       DISABILITY:

         If Mr. Delmar becomes disabled or incapacitated to the extent that he is unable to perform his duties and responsibilities hereunder, Mr. Delmar shall be entitled to receive disability benefits of the type provided for other executive employees of the Company.

10.      CONFIDENTIALITY:

         Mr. Delmar agrees that any sensitive, proprietary or confidential information or data relating to Microlog or any of its affiliates, including, without limitation, trade secrets, customer lists, customer contacts, customer relationships, Microlog's financial data, long range or short range plans, and other data and information of a competition-sensitive nature, or any confidential or proprietary information of others licensed to Microlog or its affiliates, that he acquired while an employee of Microlog shall not be disclosed or used in a manner detrimental to Microlog's interests.

11.      NONCOMPETITION:

         During the term of his employment, and for a period of nine (9) months after the termination of his employment, Mr. Delmar shall not compete, directly or indirectly on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates; nor shall he solicit or induce, directly or indirectly on his own behalf, or on behalf of any other person or entity, any employee of the Company or its affiliates to leave the employ of the Company or any of its affiliates; nor shall he solicit or induce, directly or indirectly, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates to reduce its business with the Company or any of its affiliates.

12.      ENTIRE AGREEMENT:

         This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties.

13.      GOVERNING LAW:

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (excluding the choice of law rules thereof).

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14.      HEADINGS

         Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

15.      NO ASSIGNMENT

         Neither this Agreement or any interest in this Agreement may be assigned by Mr. Delmar without the prior express written approval of the Company, which may be withheld by the Company at the company's absolute discretion.

16.      SEVERABILITY:

         In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

17.      ARBITRATION

         The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

18.      NOTICES:

         All notices, requests, consents, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by registered or certified mail (return receipt requested), or private overnight mail (delivery confirmed by such service), to the address listed below, or to such other address as either party shall designate by notice in writing to the other in accordance herein:

         To the Company:                           To the Executive:

         Mr. David M. Gische                       Mr. Steven R. Delmar
         Ross, Dixon & Bell                        8600 Lochaven Drive
         601 Pennsylvania Avenue, NW               Gaithersburg, Maryland 20882
         North Building, Ninth Floor
         Washington, DC 20004

19.      ACKNOWLEDGEMENT:

         Mr. Delmar acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THIS Agreement on the respective dates set forth below.

MICROLOG CORPORATION                                 STEVEN R. DELMAR

By:                                   Signature:
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Title:                                Date:
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Date:
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